                                     ISDA(R)

                  International Swap Dealers Association, Inc.

                                  INTEREST RATE
                                       AND
                           CURRENCY EXCHANGE AGREEMENT

                          Dated as of February 7, 1991

THE MITSUBISHI BANK, LIMITED acting through its New York Branch and EL CONQUISTADOR PARTNERSHIP L.P.

have entered and/or anticipate entering into one or more transactions (each a "Swap Transaction"). The parties agree that each Swap Transaction will be governed by the terms and conditions set forth in this document (which includes the schedule (the "Schedule")) and in the documents (each a "Confirmation") exchanged between the parties confirming such Swap Transactions. Each Confirmation constitutes a supplement to and forms part of this document and will be read and construed as one with this document, so that this document and all the Confirmations constitute a single agreement between the parties (collectively referred to as this "Agreement"). The parties acknowledge that all Swap Transactions are entered into in reliance on the fact that this document and all Confirmations will form a single agreement between the parties, it being understood that the parties would not otherwise enter into any Swap Transactions.

Accordingly, the parties agree as follows:-

1. INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of any Confirmation and this document, such Confirmation will prevail for the purpose of the relevant Swap Transaction.

2. PAYMENTS

(a) OBLIGATIONS AND CONDITIONS.

         (i) Each party will make each payment specified in each Confirmation as being payable by it.

         (ii) Payments under this Agreement will be made not later than the due date for value on that



       Copyright (C) 1987 by International Swap Dealers Association, Inc.








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         date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency.

         (iii) Each obligation of each party to pay any amount due under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing and (2) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account by giving notice to the other party at least five days prior to the due date for payment for which such change applies.

(c)      NETTING.  If on any date amounts would otherwise be payable:-

         (i)      in the same currency; and
         (ii)     in respect of the same Swap Transaction.

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

If the parties specify "Net Payments -- Corresponding Payment Dates" in a Confirmation or otherwise in this Agreement, sub-paragraph (ii) above will cease to apply to all Swap Transactions with effect from the date so specified (so that a net amount will be determined in respect of all amounts due on the same date in the same currency, regardless of whether such amounts are payable in respect of the same Swap Transaction); provided that, in such case, this Section 2(c) will apply separately to each office through which a party makes and receives payments as set forth in Section 10.

(d)      DEDUCTION OR WITHHOLDING FOR TAX.

         (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:-

         (1)      promptly notify the other party ("Y") of such requirement;

         (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this
         Section 2(d) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y:

         (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and


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         (4) if such Tax is an  Indemnifiable  Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

                  (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i) or 4(d); or

                  (b) the  failure of a  representation  made by Y  pursuant  to
                  Section 3(f) to be accurate and true unless such failure would not have occurred but for a Change in Tax Law.

         (ii)     LIABILITY.  If:-

                  (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

                  (2) X does not so deduct or withhold; and

                  (3) a liability resulting from such Tax is assessed directly against X,

         then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i) or
         (d)).

(e) DEFAULT INTEREST. A party that defaults in the payment of any amount due will, to the extent permitted by law, be required to pay interest (before as well as after judgment) on such amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

3.       REPRESENTATION

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Swap Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:-

(a)      BASIC REPRESENTATIONS.

         (i) STATUS. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

         (ii) POWERS. It has the power to execute and deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to


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         perform its obligations under this Agreement and any obligations it has under any Credit Support  Document to which it is a party and has taken
         all  necessary  action  to  authorize  such  execution,   delivery  and
         performance;

         (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (iv)CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that purports to draw into question, or is likely to affect, the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in paragraph 2 of Part 3 of the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in Part 2 of the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in Part 2 of the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

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4. AGREEMENTS

Each party agrees with the other that, so long as it has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party:-

         (i) any forms, documents or certificates relating to taxation specified in Part 3 of the Schedule or any Confirmation; and

         (ii) any other documents specified in Part 3 of the Schedule or any Confirmation,


by the date specified in Part 3 of the Schedule or such Confirmation or, if none is specified, as soon as practicable.

(b) MAINTAIN AUTHORIZATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. It will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Specified Entity of such party, of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:-

         (i) FAILURE TO PAY. Failure by the party to pay, when due, any amount required to be paid by it under this Agreement if such failure is not remedied on or before the third Business Day after notice of such failure to pay is given to the party;

         (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement


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         or obligation  (other than an obligation to pay any amount  required to be paid by it under this Agreement or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i) or 4(d)) to be compiled with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

         (iii)    CREDIT SUPPORT DEFAULT.

                  (1) Failure by the party or any applicable Specified Entity to comply with or perform any agreement or obligation to be complied with or performed by the party or such Specified Entity in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                  (2) the expiration or termination of such Credit Support Document, or the ceasing of such Credit Support Document to be in full force and effect, prior to the final Scheduled Payment Date of each Swap Transaction to which such Credit Support Document relates without the written consent of the other party; or

                  (3)  the  party  or  such  Specified  Entity  repudiates,   or
                  challenges the validity of, such Credit Support Document;

         (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f) made or repeated or deemed to have been made or repeated by the party or any applicable Specified Entity in this Agreement or any Credit Support Document relating to this Agreement proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

         (v) DEFAULT UNDER SPECIFIED SWAPS. The occurrence of an event of default in respect of the party or any applicable Specified Entity under a Specified Swap which, following the giving of any applicable notice or the lapse of any applicable grace period, has resulted in the designation or occurrence of an early termination date in respect of such Specified Swap;

         (vi) CROSS DEFAULT. If "Cross Default" is specified in Part 1 of the Schedule as applying to the party, (1) the occurrence or existence of an event of condition in respect of such party or any applicable Specified Entity under one or more agreements or instruments relating to Specified Indebtedness of such party or any such Specified Entity in an aggregate amount of not less than the Threshold Amount (as specified in Part 1 of the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) the failure by such party or any such Specified Entity to make one or more payments at maturity in an aggregate amount of not less than the Threshold Amount under such agreements or instruments (after giving effect to any applicable grace period);

         (vii)    BANKRUPTCY.  The party or any applicable Specified Entity:-

                  (1) is dissolved; (2) becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment,


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                  arrangement  or  composition  with or for the  benefit  of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for the winding-up or liquidation of the party or any such Specified Entity, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for the winding-up or liquidation of the party or such Specified Entity or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days
                  of  the  institution  or  presentation   thereof;  (5)  has  a
                  resolution passed for its winding-up or liquidation; (6) seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause (6) has occurred and is continuing;
                  (7) any event occurs with respect to the party or any such Specified Entity which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (6) (inclusive); or (8) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

         other than in the case of clause (1) or (5) or, to the extent it relates to those clauses, clause (8), for the purpose of a consolidation, amalgamation or merger which would not constitute an event described in (viii) below; or

         (viii) MERGER WITHOUT ASSUMPTION. The party consolidates or amalgamates with, or merges into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

                  (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party under this Agreement by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

                  (2) the benefits of any Credit Support Document relating to this Agreement fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

         (b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Specified Entity of such party of any event specified below constitutes an illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below, a Tax Event Upon Merger if the event is specified in (iii) below or a Credit Event Upon Merger if the event is specified in (iv) below:-

                  (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which such Swap Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b) for such party (which will be the


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                  Affected Party):-

                           (1) to perform any absolute or contingent obligation to make a payment or to receive a payment in respect of such Swap Transaction or to comply with any other material provision of this Agreement relating to such Swap Transaction; or

                           (2) to perform, or for any applicable Specified Entity to perform, any contingent or other obligation which the party (or such Specified Entity) has under any Credit Support Document relating to such Swap Transaction;

                  (ii)     TAX EVENT.

                           (1) The party (which will be the Affected Party) will be required on the next succeeding Scheduled Payment Date to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2 (e)) as a result of a Change in Tax Law; or

                           (2) there is a substantial likelihood that the party (which will be the Affected Party) will be required on the next succeeding Scheduled Payment Date to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e)) and such substantial likelihood results from an action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which such Swap Transaction was entered into (regardless of whether such action was taken or brought with respect to a party to this Agreement);

                  (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, in either case as a result of a party consolidating or amalgamating with, or merging into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii); or

                  (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in Part 1 of the Schedule as applying to the party, such party ("X") consolidates or amalgamates with, or merges into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity (which will be the Affected Party) is materially weaker than that of X immediately prior to such action.

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an illegality, it will be treated as an illegality and will not constitute an Event of Default.


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6.       Early Termination

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Swap Transactions. However, an Early Termination Date will be deemed to have occurred in respect of all Swap Transactions immediately upon the occurrence of any Event of Default specified in Section 5(a)(vii)(1),
(2), (3), (5), (6), (7) or (8) and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence of any Event of Default specified in Section 5(a)(vii)(4).

(b)      RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

         (i) NOTICE. Upon the occurrence of a Termination Event, an Affected Party will, promptly upon becoming aware of the same, notify the other party thereof, specifying the nature of such Termination Event and the Affected Transactions relating thereto. The Affected Party will also give such other information to the other party with regard to such Termination Event as the other party may reasonably require.

         (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an illegality under
         Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will as a condition to its right to designate an Early Termination Date under Section 6(b)(iv) use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its offices, branches or Affiliates so that such Termination Event ceases to exist.

         If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

         Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into swap transactions with the transferee on the terms proposed.

         (iii) TWO AFFECTED PARTIES. If an illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action that would cause such Termination Event to cease to exist.

         (iv)     RIGHT TO TERMINATE.  If:-

                  (1) a transfer  under Section  6(b)(ii) or an agreement  under
                  Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days


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                  after an Affected Party gives notice under Section 6(b)(i); or

                  (2) an illegality under Section 5(b)(i)(2) or a Credit Event Upon Merger occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event, or the party which is not the Affected Party in the case of a Credit Event Upon Merger, may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)      EFFECT OF DESIGNATION.

         (i) If notice  designating  an Early  Termination  Date is given  under
         Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is continuing on the relevant Early Termination Date.

         (ii) Upon the effectiveness of notice designating an Early Termination Date (or the deemed occurrence of an Early Termination Date), the obligations of the parties to make any further payments under Section 2(a)(i) in respect of the Terminated Transactions will terminate, but without prejudice to the other provisions of this Agreement.

(d)      CALCULATIONS.

         (i) STATEMENT. Following the occurrence of an Early Termination Date, each party will make the calculations (including calculation of applicable interest rates) on its part contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations) and (2) giving details of the relevant account to which any payment due to it under Section 6(e) is to be made. In the absence of written confirmation of a quotation obtained in determining a Market Quotation from the source providing such quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) DUE DATE. The amount calculated as being payable under Section 6(e) will be due on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or deemed to occur as a result of an Event of Default) and not later than the day which is two Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon in the Termination Currency from (and including) the relevant Early Termination Date to (but excluding) the relevant due date, calculated as follows:-

                  (1) if notice is given designating an Early Termination Date or if an Early Termination Date is deemed to occur, in either case as a result of an Event of Default, at the Default Rate; or

                  (2) if notice is given designating an Early Termination Date as a result of a

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



                  Termination Event, at the Default Rate minus 1% per annum.

         Such interest will be calculated on the basis of a daily compounding and the actual number of days elapsed.

(e)      PAYMENTS ON EARLY TERMINATION.

         (i) DEFAULTING PARTY OR ONE AFFECTED PARTY. If notice is given designating an Early Termination Date or if an Early Termination Date is deemed to occur and there is a Defaulting Party or only one Affected Party, the other party will determine the Settlement Amount in respect of the Terminated Transactions and:-

                  (1) if there is a Defaulting Party, the Defaulting Party will pay to the other party the excess, if a positive number, of
                  (A) the sum of such Settlement Amount and the Termination Currency Equivalent of the Unpaid Amounts owing to the other party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party; and

                  (2) if there is an Affected Party, the payment to be made will be equal to (A) the sum of such Settlement Amount and the Termination Currency Equivalent of the Unpaid Amounts owing to the party determining the Settlement Amount ("X") less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the party not determining the Settlement Amount ("Y").

         (ii) TWO AFFECTED PARTIES. If notice is given of an Early Termination Date and there are two Affected Parties, each party will determine a Settlement Amount in respect of the Terminated Transactions and the payment to be made will be equal to (1) the sum of (A) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (2) the Termination Currency Equivalent of the Unpaid Amounts owing to Y.

         (iii) PARTY OWING. If the amount calculated under Section 6(e)(i)(2) or
         (ii) is a positive number, Y will pay such amount to X; if such amount is a negative number, X will pay the absolute value of such amount to Y.

         (iv) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date is deemed to occur, the amount determined under
         Section 6(e)(i) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (v) PRE-ESTIMATE OF LOSS. The parties agree that the amounts recoverable under this Section 6(e) are a reasonable pre-estimate of loss and not a penalty. Such amounts are payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

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


7.       TRANSFER

Subject to Section 6(b) and to any exception provided in the Schedule, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred by either party without the prior written consent of the other party (other than pursuant to a consolidation or amalgamation with, or merger into, or transfer of all or substantially all its assets to, another entity) and any purported transfer without such consent will be void.

8.       CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts due in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency due in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency due in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or

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



proof being made for any other sums due in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.       MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing and executed by each of the parties or confirmed by an exchange of telexes.

(c) SURVIVAL OF OBLIGATIONS. Except as provided in Section 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Swap Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)      COUNTERPARTS AND CONFIRMATIONS.

         (i) This Agreement may be executed in counterparts, each of which will be deemed an original.

         (ii) A Confirmation may be executed in counterparts or be created by an exchange of telexes, which in either case will be sufficient for all purposes to evidence a binding supplement to this Agreement. Any such counterpart or telex will specify that it constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.      MULTIBRANCH PARTIES

If a party is specified as a Multibranch party in Part 4 of the Schedule, such Multibranch Party may make and receive payments under any Swap Transaction through any of its branches or offices listed in the Schedule (each an "Office"). The Office through which it so makes and receives payments for the purpose of any Swap Transaction will be specified in the relevant Confirmation and any change of Office for such purpose requires the prior written consent of the other party. Each Multibranch Party represents to the other party that, notwithstanding the place of payment, the obligations of each Office are for all purposes under this Agreement the obligations of such Multibranch Party. This representation will be deemed to be repeated by such Multibranch Party on each date on which a Swap Transaction is entered into.

11.      EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or by reason of the early termination of any Swap Transaction, including, but not limited to, costs of collection.

12.      NOTICES

(a) EFFECTIVENESS. Any notice or communication in respect of this Agreement will be sufficiently given to a party if in writing and delivered in person, sent by certified or registered mail (airmail, if overseas) or the equivalent (with return receipt requested) or by overnight courier or given by telex (with answerback received) at the address or telex number specified in Part 4 of the Schedule. A notice or communication will be effective:-

         (i) if delivered by hand or sent by overnight courier, on the day it is delivered (or if that day is not a day on which commercial banks are open for business in the city specified in the address for notice provided by the recipient (a "Local Banking Day"), or if delivered after the close of business on a Local Banking Day, on the first following day that is a Local Banking Day);

         (ii) if sent by telex, on the day the recipient's answerback is received (or if that day is not a Local Banking Day, or if after the close of business on a Local Banking Day, on the first following day that is a Local Banking Day); or

         (iii) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), three Local Banking Days after Despatch if the recipient's address for notice is in the same country as the place of despatch and otherwise seven Local Banking Days after despatch.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address or telex number at which notices or communications are to be given to it.

13.      GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in Part 4 of the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:-

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

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




         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or reenactment thereof for the time being in force) nor will the bringing of
Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(C) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in Part 4 of the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(D) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.      DEFINITIONS

As used in this Agreement:-

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Swap Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Swap Transactions.

"AFFILIATE" means, subject to Part 4 of the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"BUSINESS DAY" means (a) in relation to any payment due under Section 2(a)(i), a day on which commercial banks and foreign exchange markets are open for business in the place(s) specified in the

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



relevant Confirmation and (b) in relation to any other payment, a day on which commercial banks and foreign exchange markets are open for business in the place where the relevant account is located and, if different, in the principal financial centre of the currency of such payment.

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Swap Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument which is specified as such in this Agreement.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date specified as such in a notice given under Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a).

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOSS" means, with respect to a Terminated Transaction and a party, an amount equal to the total amount (expressed as a positive amount) required, as determined as of the relevant Early Termination Date (or, if an Early Termination Date is deemed to occur, as of a time as soon thereafter as practicable) by the party in good faith, to compensate it for any losses and costs (including loss of bargain and costs of funding but excluding legal fees and other out-of-pocket expenses) that it may incur as a result of the

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



early termination of the obligations of the parties in respect of such Terminated Transaction. If a party determines that it would gain or benefit from such early termination, such party's Loss will be an amount (expressed as a negative amount) equal to the amount of the gain or benefit as determined by such party.

"MARKET QUOTATION" means, with respect to a Terminated Transaction and a party to such Terminated Transaction making the determination, an amount (which may be negative) determined on the basis of quotations from Reference Market-makers for the amount that would be or would have been payable on the relevant Early Termination Date, either by the party to the Terminated Transaction making the determination (to be expressed as a positive amount) or to such party (to be expressed as a negative amount), in consideration of an agreement between such party and the quoting Reference Market-maker and subject to such documentation as they may in good faith agree, with the relevant Early Termination Date as the date of commencement of such agreement (or, if later, the date specified as the effective date of such Terminated Transaction in the relevant Confirmation), that would have the effect of preserving for such party the economic equivalent of the payment obligations of the parties under Section 2(a)(i) in respect of such Terminated Transaction that would, but for the occurrence of the relevant Early Termination Date, fall due after such Early Termination Date (excluding any Unpaid Amounts in respect of such Terminated Transaction but including, without limitation, any amounts that would, but for the occurrence of the relevant Early Termination Date, have been payable (assuming each applicable condition precedent had been satisfied) after such Early Termination Date by reference to any period in which such Early Termination Date occurs). The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent practicable as of the same time (without regard to different time zones) on the relevant Early Termination Date (or, if an Early Termination Date is deemed to occur, as of a time as soon thereafter as practicable). The time as of which such quotations are to be obtained will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties. If more than three such quotations are provided, the Market Quotation will be the arithmetic mean of the Termination Currency Equivalent of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the quotations having the highest and lowest values. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction cannot be determined.

"OFFICE" has the meaning specified in Section 10.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant swap market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where a branch or office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is

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



made.

"SCHEDULED PAYMENT DATE" means a date on which a payment is due under Section 2(a)(i) with respect to a Swap Transaction.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:-

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction for which a Market Quotation is determined; and

(b) for each Terminated Transaction for which a Market Quotation is not, or cannot be, determined, the Termination Currency Equivalent of such party's Loss (whether positive or negative);

provided that if the parties agree that an amount may be payable under Section 6(e) to a Defaulting Party by the other party, no account shall be taken of a Settlement Amount expressed as a negative number.

"SPECIFIED ENTITY" has the meaning specified in Part 1 of the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to Part 1 of the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED SWAP" means, subject to Part 1 of the Schedule, any rate swap or currency exchange transaction now existing or hereafter entered into between one party to this Agreement (or any applicable Specified Entity) and the other party to this Agreement (or any applicable Specified Entity).

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means (a) with respect to any Early Termination Date occurring as a result of a Termination Event, all Affected Transactions and (b) with respect to any Early Termination Date occurring as a result of an Event of Default, all Swap Transactions, which in either case are in effect as of the time immediately preceding the effectiveness of the notice designating such Early Termination Date (or, in the case of an Event of Default specified in Section 5(a)(vii), in effect as of the time immediately preceding such Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in Part 1 of the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value the relevant Early Termination Date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event, a Tax Event Upon Merger or a Credit Event Upon Merger.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of the amounts that became due and payable (or that would have become due and payable but for Section 2(a)(iii) or the designation or occurrence of such Early Termination Date) to such party under Section 2(a)(i) in respect of all Terminated Transactions by reference to all periods ended on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, together with (to the extent permitted under applicable law and in lieu of any interest calculated under Section 2(e)) interest thereon, in the currency of such amounts, from (and including) the date such amounts became due and payable or would have become due and payable to (but excluding) such Early Termination Date, calculated as follows:-

(a) in the case of notice of an Early Termination Date given as a result of an Event of Default:-

         (i) interest on such amounts due and payable by a Defaulting Party will be calculated at the Default Rate; and

         (ii) interest on such amounts due and payable by the other party will be calculated at a rate per annum equal to the cost to such other party (as certified by it) if it were to fund such amounts (without proof or evidence of any actual cost); and

(b) in the case of notice of an Early Termination Date given as a result of a Termination Event, interest on such amounts due and payable by either party will be calculated at a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party and regardless of whether due and payable by such party) if it were to fund or of funding such amounts.

Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

IN WITNESS WHEREOF the parties have executed this document as of the date specified on the first page of this document.

THE MITSUBISHI BANK, LIMITED                EL CONQUISTADOR PARTNERSHIP L.P.
acting through its New York Branch

By:/s/                                      By:
   -------------------------------             -------------------------------

Name:    Robert J. Schwartz                 Name:

Title:   Senior Vice President              Title:

                                    SCHEDULE

                                     TO THE

                  INTEREST RATE AND CURRENCY EXCHANGE AGREEMENT

                          DATED AS OF FEBRUARY 7, 1991

                      BETWEEN THE MITSUBISHI BANK, LIMITED,
                 ACTING THROUGH ITS NEW YORK BRANCH (THE "BANK")

              AND EL CONQUISTADOR PARTNERSHIP L.P. (THE "BORROWER")


                                     PART I
                             TERMINATION PROVISIONS

In this Agreement:-

(1)      No "Specified Entity" is identified in relation to the Bank.

         No "Specified Entity" is identified in relation to the Borrower.

(2)      "Specified Swap" will have the meaning specified in Section 14.

(3)      "Termination Currency" means United States Dollars.

                                     PART 2
                               TAX REPRESENTATIONS

(1) Payer Tax Representations. For the purpose of Section 3(e), both the Bank and the Borrower make the following representation:-

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:-

         (i) the accuracy of any representation made by the other party pursuant to Section 3(f);

         (ii) the  satisfaction of the agreement of the other party contained in
         Section 4(a)(i) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i); and

         (iii) the satisfaction of the agreement of the other party contained in
         Section 4(d).

(2) Payee Tax Representations. For the purpose of Section 3(f), neither the Bank nor the Borrower makes any representations.

                                     PART 3
                            DOCUMENTS TO BE DELIVERED

For the purpose of Section 4(a):-

(1)      Tax forms, documents or certificates to be delivered are:-

         The Bank and the Borrower agree to deliver any form, document or certificate required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate. Such form or certificate shall be delivered upon reasonable demand by either party.

(2)      Other documents to be delivered are:-

         (i) The Bank and the Borrower agree to deliver a certificate executed by a duly authorized officer of the party certifying the name, true signature and authority of each person executing this Agreement or any Confirmation on its behalf;

         (ii) The Borrower agrees to deliver a copy of resolutions adopted by its Partners authorizing the execution and delivery of this Agreement (inclusive of all Confirmations), as well as the performance of its obligations hereunder; and

         (iii) the Borrower agrees to deliver all Credit Support Documents specified in Part 4(6) of this Schedule.

         Such documents shall be delivered as soon as practicable after the execution of this Agreement and such documents listed in (i) and (ii) above will be covered by the Section 3(d) Representation.

                                     PART 4
                                  MISCELLANEOUS

(1) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(2)      Process Agent.  For the purpose of Section 13(c):-

         The Bank appoints as its Process Agent:  Not Applicable

         The Borrower appoints as its Process Agent:

         Whitman & Ransom
         200 Park Avenue
         New York, New York 10166
         Attention:  Managing Partner or any other Partner

(3)      "Affiliate" will have the meaning specified in Section 14.

(4)      Multibranch Party.  For the purpose of Section 10:-

         The Bank is not a Multibranch Party and may act only through its New York branch.

         The Borrower is not a Multibranch Party.

(5)      Addresses for Notices.  For the purpose of Section 12(a):-

Address for notices or communications to the Bank:-

         The Mitsubishi Bank, Limited
         New York Branch
         Attn:    Derivative Products Group
         225 Liberty Street
         Two World Financial Center
         New York, New York 10281
         Telephone:        (212) 667-3330
         Telecopy No:      (212) 667-3560

with a copy to:

         Kaye, Scholar, Fierman, Hays & Handler
         425 Park Avenue
         New York, New York 10022
         Attention: Warren J. Bernstein, Esq.
         Telephone: (212) 836-8000
         Telecopy No: (212) 836-8760

Address for notices or communications to the Borrower:-

         El Conquistador Partnership L.P.
         c/o El San Juan Hotel & Casino
         Highway Isla Verde 187
         Isla Verde, Puerto Rico 00913
         Attention: Hugh Andrews
                    Shunsuke Nakane

         Telephone: (809) 791-2000
         Telecopy No: (809) 791-7500
         Telephone: (809) 791-2195
         Telecopy No: (809) 791-1610
with a copy to:

         Whitman & Ransom
         200 Park Avenue
         New York, New York 10166
         Attention: Jeffrey N. Siegel, Esq.
         Telephone: (212) 351-3139
         Telecopy No: (212) 351-3131

         WMS Industries Inc.
         3401 North California Avenue
         Chicago, Illinois 60618
         Attention: Chief Operating Officer
         Telephone: (312) 728-2300
         Telecopy No: (312) 539-2099

         Messrs. Burton & Richard Koffman
         c/o Richford America
         950 Third Avenue
         New York, New York 10022
         Telephone: (212) 838-2785
         Telecopy No: (212) 888-1185

(6)      Credit Support Document.  Details of any Credit Support Document:-

         The  Borrower  shall  deliver  to the  Bank,  upon  execution  of  this
         Agreement:

         (i) Loan Agreement between Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the "Authority") and El Conquistador Partnership L.P., dated February 7, 1991 (the "Loan Agreement");

         (ii) Letter of Credit and Reimbursement Agreement, dated as of February 7, 1991, between El Conquistador Partnership L.P. and The Mitsubishi Bank, Limited, acting through its New York Branch (the "Letter of Credit and Reimbursement Agreement");

         (iii) on behalf of the Authority, the Trust Agreement, dated as of February 7, 1991, between the Authority and Banco Popular de Puerto Rico (the "Trust Agreement") (the Loan Agreement, Letter of Credit and Reimbursement Agreement, and the Trust Agreement hereinafter referred to collectively as the "Loan Agreement and Related Documents");

         (iv) Mortgage Note in the original principal amount of USD 20,000,000 made by the Borrower in favor of the Authority and endorsed to the Bank pursuant to the Collateral Pledge
                  Agreement dated as of February 7, 1991 and secured by a Mortgage securing such Mortgage Note and other mortgage notes; and

         (v) Joint and several guarantee by Kumagai Caribbean, Inc. and Williams Hospitality

                  Management Corporation.

(7) Netting of Payments. "Net payments - Corresponding Payment Dates" will apply for the purpose of Section 2(c) with effect from the date of this Agreement.

                                     PART 5
                                OTHER PROVISIONS

(1) Definitions. (a) Terms used but not otherwise defined in this Agreement shall have the meanings assigned to them in the Loan Agreement and Related Documents; and

(b) The 1987 Interest Rate and Currency Exchange Definitions (as published by the International Swap Dealers Association, Inc.) is incorporated by reference into this Agreement, without regarding to any revision or subsequent edition thereof.

(2) Events of Default.  (a) With  respect to the Bank,  the events  specified in
Section 5(a)(i) - (viii) of this Agreement shall apply, with Section 5(a)(vi) amended by inserting the following at the end thereof:-

         "Notwithstanding the foregoing, however, an Event of Default shall not occur under either (1) or (2) above if (x) the event or condition referred to in (1), or the failure to make payments at maturity referred to in (2), is caused by an error or omission of an administrative or operational nature, (y) funds were available to such party to enable it to make the relevant payment when due, and (z) such relevant payment is made within three Business Days following receipt of written notice from an interested party."

"Specified Indebtedness" will have the meaning specified in Section 14.

"Threshold Amount"   means   USD 10,000,000  (or  its  equivalent  in  any other
currency).

(b) With respect to the Borrower,  (i) the events  specified in Section 5(a)(i),
(ii) and (iv) of this Agreement shall apply; and (ii) the occurrence at any time of any of the Events of Default set forth in Paragraph 12(a)(i), (iii), (vi) through (ix), (xii), (xvi), (xviii) or (xxi) of the Letter of Credit and Reimbursement Agreement shall, for purposes of this Agreement, constitute an "Event of Default" under this Agreement.

(3) Termination Events. Section 5(b)(i) - (iv) of the Agreement shall not apply to either the Bank or the Borrower.

(4) Early Termination. Section 6(e) of the Agreement is modified as follows:-

(a) Section 6(e)(i) is deleted in its entirety and replaced with the following:-

         "(i) Defaulting Party. If notice is given designating an Early Termination Date or if an Early Termination Date is deemed to occur and there is a Defaulting Party, the other party will determine the Settlement Amount in respect of the Terminated Transactions and the payment to be made will be equal to (A) the sum of such Settlement Amount and the Termination Currency Equivalent of the Unpaid Amounts owing the party determining the Settlement Amount ("X") less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the party not determining the Settlement Amount ("Y")."

(b) Section 6(e)(ii) is deleted in its entirety.

(c) Section 6(e)(iii) is renumbered 6(e)(ii), and the reference to "Section 6(e)(i)(2) or (ii)" is changed to "Section 6(e)(i)"; and

(d) Sections 6(e)(iv) and (v) are renumbered 6(e)(iii) and (iv) respectively.

(5) Transfer. Notwithstanding Section 7 of this Agreement, neither the Bank nor the borrower may transfer this Agreement or any Swap Transaction hereunder unless such transfer is in accordance with Article VI of the Loan Agreement and Paragraph 14(p) of the Letter of Credit and Reimbursement Agreement.

(6) Notices. (a) Section 12(a) of the Agreement is amended by replacing the phrase "or given by telex (with answerback received) at the address or telex number specified" with the phrase "or given by telex (with answerback received) or telecopy at the address, telex or telecopy number specified";

(b) The following shall be included as Section 12(a)(iv) of the Agreement:-

         "(iv) if sent by telecopy, on the day confirmation of such delivery to the recipient is electronically produced."; and

(c) Section 12(b) is amended by adding the phrase "or telecopy" after the word "telex" in the first line thereof.

(7) Payments to the Borrower. (a) Payments to be made by the Bank to the Borrower pursuant to Section 2(a)(i) of the Agreement shall be made to the Trustee, pursuant to the terms of the Letter of Credit and Reimbursement Agreement; and

(b) Payments to be made by the Bank to the Borrower pursuant to Section 6(e)(i) of the Agreement will, at the option of the Bank, be deposited in the Cash Collateral Account pursuant to Paragraph 3(i) of the Letter of Credit and Reimbursement Agreement.

(8) Set-Off.  (a) The  obligations of the Borrower to make payments  required by
Section 2(a)(i) or Section 6(e)(i) of this Agreement shall be absolute and unconditional. The Borrower will pay without abatement, diminution or deduction (whether for taxes or otherwise) all such amounts regardless of any cause or circumstance whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Bank; and

(b) In addition to any rights and remedies the Bank may have, including, without limitation, any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit of the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, and the Loan Agreement and Related Documents, irrespective of whether or not the Bank shall have made any demand hereunder.

(9) Swap Transaction. In connection with any payments to be made by the Bank under any Swap Transaction, in no event shall the Floating Rate to be paid by the Bank exceed the Highest Lawful Rate (as such term is defined in the Trust Agreement.) If the Bank's Floating Rate for any Calculation Period would exceed the Highest Lawful Rate (such excess being herein called the "Deferred Interest"), then the Bank's Floating Rate shall remain at the Highest Lawful Rate thereafter until the amount of payments actually paid at the Highest Lawful Rate is in excess of the amount that would have been paid at the Floating Rate which would have otherwise been applicable to the Swap Transaction during such period, by an amount equal to the Deferred Interest. After the maturity of any such Swap Transaction, the Borrower shall not be entitled to receive any Deferred Interest not theretofore paid.

(10) Recording. The Borrower agrees to the electronic recording of telephone conversations with the Bank (or any of its associated persons) with or without the use of an automatic tone warning device. The Borrower further agrees to the use of such recordings and transcripts as evidence by either party in any dispute between the Bank and the Borrower. The Bank shall not be required to maintain copies of such recordings and transcripts.

(11) Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any amounts owed hereunder, or for any claim based on this Agreement, against the Borrower, any partner of the Borrower or any predecessor, successor or affiliate of any such partner or any of their assets (other than from the interest of such partner in the Borrower), or against any principal, partner, shareholder, officer, director, agent or employee of any such partner (other than from the interest of any such person in such partner), nor shall any such persons be personally liable for any such amount or claims, or liable for any deficiency judgement based thereon or with respect thereto, it being expressly understood that the sole remedied of the Bank with respect to such amounts and claims shall be against the assets of the Borrower, including the Mortgaged Property (as such term is defined in the Letter of Credit and Reimbursement Agreement) and that all such liability of the aforesaid persons is expressly waived and released as a condition of and as consideration for the execution of this Agreement; provided, however, that (A) nothing contained in this Agreement shall constitute a waiver of any indebtedness evidenced hereby or any of the Borrower's other obligations under such instruments or shall be taken to prevent recourse to and the enforcement against the Borrower, including the Mortgaged Property, of all the liabilities, obligations and undertakings contained in this Agreement or any of the Security Documents (as defined in the Letter of Credit and Reimbursement Agreement), (B) this Part 5(12) shall not be applicable to a breach by any person of any independent obligation to the Bank, including, but not limited to, (x) the obligations of the Guarantors (as defined in the Letter of Credit and Reimbursement Agreement) under the Guaranties (as defined in the Letter of Credit and Reimbursement Agreement), (y) the obligations of WKA (as defined in the Letter of Credit and Reimbursement Agreement) to enforce any or all of its remedies against KGC (as defined in the Letter of Credit and Reimbursement Agreement) in the event that KGC fails timely to provide the Deficiency Loans (as defined in the Letter of Credit and Reimbursement Agreement) as set forth herein and in the other Operative Documents (as defined in the

Letter of Credit and Reimbursement Agreement), and (z) any other obligations of any Person under any other guaranty or indemnity agreement executed or delivered in connection with any of the Operative Documents and (c) this Part 5(12) shall not be applicable to the responsible party to the extent and in respect of any claim the Bank would otherwise have against such party for (1) fraud, (2) misappropriation of funds or other property, (3) damage to any of the Mortgaged Property or any part thereof intentionally inflicted in bad faith by the Borrower of any partner, principal, shareholder, officer, director, agent or employee of the Borrower or any of its partners, or principals of any of the foregoing. For the purposes of the foregoing, the term "shareholder" shall be deemed to include the shareholders of any corporation which is a shareholder of a corporation and the term "partner" shall be deemed to include the partners of any partnership which is a partner of a partnership.

         IN WITNESS WHEREOF the parties have executed this Schedule as of the date specified on the first page of the Agreement.

THE MITSUBISHI BANK, LIMITED,               EL CONQUISTADOR PARTNERSHIP L.P.
 ACTING THROUGH ITS NEW YORK BRANCH

BY:      /S/                                BY:
   ---------------------------------           ---------------------------------

NAME:    ROBERT J. SCHWARTZ                 NAME:

TITLE:   SENIOR VICE PRESIDENT              TITLE:

the Guaranties (as defined in the Letter of Credit and Reimbursement Agreement),
(y) the obligations of WKA (as defined in the Letter of Credit and Reimbursement Agreement) to enforce any or all of its remedies against KGC (as defined in the Letter of Credit and Reimbursement Agreement) in the event that KGC fails timely to provide the Deficiency Loans (as defined in the Letter of Credit and Reimbursement Agreement) as set forth herein and in the other Operative documents (as defined in the Letter of Credit and Reimbursement Agreement), and
(z) any other obligations of any Person under any other guaranty or indemnity agreement executed or delivered in connection with any of the Operative Documents and (c) this Part 5(12) shall not be applicable to the responsible party to the extent and in respect of any claim the Bank would otherwise have against such party for (1) fraud, (2) misappropriation of funds or other property, (3) damage to any of the Mortgaged Property or any part thereof intentionally inflicted in bad faith by the Borrower of any partner, principal, shareholder, officer, director, agent or employee of the Borrower or any of its partners, or principals of any of the foregoing. For the purposes of the foregoing, the term "shareholder" shall be deemed to include the shareholders of any corporation which is a shareholder of a corporation and the term "partner" shall be deemed to include the partners of any partnership which is a partner of a partnership.

         IN WITNESS WHEREOF the parties have executed this Schedule as of the date specified on the first page of the Agreement.

THE MITSUBISHI BANK, LIMITED,               EL CONQUISTADOR PARTNERSHIP L.P.
 ACTING THROUGH ITS NEW YORK BRANCH

BY:                                         BY:/S/
   -------------------------------             --------------------------

NAME:                                       NAME:    NORMAN J. MENELL

TITLE:                                      TITLE:   AUTHORIZED SIGNATORY

Date:             February 7, 1991

To:               El Conquistador Partnership L.P.

Attn:             Hugh Andrews
                  Shunsuke Nakane

Telecopy No:      (809) 791-7500

From:             The Mitsubishi Bank, Limited, New York Office

                           (Mitsubishi Reference:  SW0273)

         Re: USD 105.6MM interest rate swap between The Mitsubishi Bank, Limited, New York Office ("Party A") and El Conquistador Partnership L.P. ("Party B")

             PLEASE RESPOND TO THIS TELECOPY WITHIN ONE BUSINESS DAY

                  The purpose of this telecopy is to set forth the terms and conditions of the USD 105.6MM interest rate swap entered into between Party A and Party B on the Trade Date specified below (the "Swap Transaction"). This telecopy constitutes a "Confirmation" as referred to in the Interest Rate and Currency Exchange Agreement specified below.

                  The definitions and provisions contained in the 1987 Interest Rate and Currency Exchange Definitions (as published by the International Swap Dealers Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1.       ISDA Agreement

         This Confirmation supplements, forms part of, and is subject to, the Interest Rate and Currency Exchange Agreement dated as of February 7, 1991, (the "Agreement) between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2.       Swap Transaction

         The terms of the particular Swap Transaction to which this Confirmation relates are as follows:-

         Notional Amount:                   USD 105,600,000

         Trade Date:                        February 7, 1991

         Effective Date:                    May 1, 1991

         Termination Date:                  March 9, 1998

Fixed Amounts:

         Fixed Rate Payer:          Party B

         Fixed Rate Payer
         Payment Dates:             Each   February  1,  May  1,  August  1  and
                                    November  1, from  August  1991 to  February
                                    1998, and the Termination Date, subject to adjustment in accordance with the Modified
                                    Following Business Day convention

         Fixed Rate:                8.58 pct.

         Fixed Rate Day
         Count Fraction:            30/360,  with No  Adjustment  of Period  End
                                    Dates

Floating Amounts:

         Floating Rate Payer:       Party A

         Floating Rate Payer
         Payment Dates:             Each   February  1,  May  1,  August  1  and
                                    November  1, from  August  1991 to  February
                                    1998, and the Termination Date, subject to adjustment in accordance with the Modified
                                    Following Business Day convention

         Floating Rate Option:      USD-LIBOR-BBA

         Designated Maturity:       3 month for all Calculation  Periods (except
                                    final Calculation  Period), and interpolated
                                    1 and 2 month for final Calculation Period

         Spread:                    Minus 12.5 basis points

         Reset Dates:               First day of each Calculation Period

         Business Days for both
         Party A and Party B:       London, New York and San Juan

         Calculation Agent:         Party A

3.       Credit Support

In connection with this Swap Transaction and the Agreement, Borrower has delivered to the Bank the following Credit Support Documents:-

(i) Loan Agreement between Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the "Authority") and El Conquistador Partnership L.P., dated February 7, 1991 (the "Loan Agreement");








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(ii)     Letter of Credit and Reimbursement  Agreement,  dated as of February 7,
         1991, between El Conquistador Partnership L.P. and The Mitsubishi Bank, Limited, acting through its New York Branch (the "Letter of Credit and Reimbursement Agreement");

(iii) on behalf of the Authority, the Trust Agreement, dated as of February 7, 1991, between the Authority and Banco Popular de Puerto Rico (the "Trust Agreement");

(iv) Mortgage Note in the original principal amount of USD 20,000,000 made by the Borrower in favor of the Authority and endorsed to the Bank pursuant to the Collateral Pledge Agreement dated as of February 7, 1991 and secured by a Mortgage securing such Mortgage Note and other mortgage notes; and

(v) Joint and several guarantee by Kumagai Caribbean, Inc. and Williams Hospitality Management Corporation.

3.       Account Details

         Payment instructions
         for Party A:            The Mitsubishi Bank, Limited, New York Office
                                 CHIPS:   ABA 966 UID 173777
                                 FEDWIRE:          0260-0966-1
                                 Attn:    Derivative Products Group
                                 Ref:     SW0273

         Payment instructions
         for Party B:            Banco Popular de Puerto Rico For the
                                 account of El Conquistador
                                 Partnership L.P.

4.       Offices

         The Office of Party A for this Swap Transaction is New York.

         The Office of Party B for this Swap Transaction is San Juan.

5.       Exceptions to the Agreement                 None







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6.       Confirmation

         Please confirm that the foregoing correctly sets forth the terms of the Swap Transaction by a return telecopy to Party A substantially to the following effect:-

"Date:

To:               The Mitsubishi Bank, Limited, New York Office

Attn:             Patrick Wygand

Telecopy No:      (212) 667-3560

         Re: USD 105.6MM interest rate swap between The Mitsubishi Bank, Limited, New York Office ("Party A") and El Conquistador Partnership L.P. ("Party B")

         We acknowledge receipt of your telecopy dated February 7, 1991, with respect to the above-referenced Swap Transaction between Party A and Party B, with an Effective Date of May 1, 1991, and a Termination Date of March 9, 1998, and confirm that such telecopy correctly sets forth the terms of our agreement relating to the Swap Transaction described therein.

                                      Very truly yours,

                                      El Conquistador Partnership L.P.

                                  By: ----------------------------
                                      Name:
                                      Title:                         "

         If you have any questions or comments on the terms contained herein, please contact Cynthia Rietscha at (212) 667-3721, or via telecopy at (212) 667-3560.

         It has been a pleasure working with you, and we look forward to working with you again in the near future.

                                       Yours sincerely,

                                      The Mitsubishi Bank, Limited,
                                      New York Office

                                   By:-----------------------------------
                                      Name:    Wendy H. Brewer
                                      Title:   Vice President








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4.       Offices

         The Office of Party A for this Swap Transaction is New York.

         The Office of Party B for this Swap Transaction is San Juan.

5.       Exceptions to the Agreement                 None

6.       Confirmation

         Please confirm that the foregoing correctly sets forth the terms of the Swap Transaction by a return telecopy to Party A substantially to the following effect:-

"Date:

To:               The Mitsubishi Bank, Limited, New York Office

Attn:             Patrick Wygand

Telecopy No:      (212) 667-3560

         Re: USD 105.6MM interest rate swap between The Mitsubishi Bank, Limited, New York Office ("Party A") and El Conquistador Partnership L.P. ("Party B")

         We acknowledge receipt of your telecopy dated February 7, 1991, with respect to the above-referenced Swap Transaction between Party A and Party B, with an Effective Date of May 1, 1991, and a Termination Date of March 9, 1998, and confirm that such telecopy correctly sets forth the terms of our agreement relating to the Swap Transaction described therein.

                                        Very truly yours,

                                        El Conquistador Partnership L.P.

                                        By:   /s/
                                              -----------------------------
                                              Name:
                                              Title:   Authorized Signatory  "






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